CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Voice Life, Inc

We hereby consent to the incorporation by reference to the Registration Statement on Form S-1 of Voice Life, Inc of our report on the financial statements of Voice Life, Inc for the period March 12th, 2015 to June 30th 2016. We also consent to the reference to our Firm under the caption “Experts” in such S-1.

/s/AJSH & Co.LLP

AJSH & Co.LLP

New Delhi, India

October 12th , 2016